                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No.
33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249,
No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No.
33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59987, No. 333-12887,
No. 333-34285, No. 333-57563, No. 333-62159) of LSI Logic Corporation of our
report dated February 22, 1999, appearing on page 58 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 22, 1999